MUTUAL GENERAL RELEASE - (Robert J. Vitamante)
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This Mutual  General  Release  ("Release")  dated as of May 25, 2000, is entered into by and between 3Dshopping.com ("Employer"), a California Corporation, and Robert J. Vitamante ("Employee"), with reference to the following facts:

           A. WHEREAS, Employer, a developer and distributor of proprietary 3-D Internet e-commerce display technology ("Employer's Business"), engaged Employee on June 24, 1999 ("Hire Date"), as President, Chief Operating Officer and Chief Financial Officer (provided that Employee did not officially occupy the position of President for Employer until July 23, 1999) for Employer pursuant to that certain letter agreement dated as of May 19, 1999, between Employer and Employee.

           B. WHEREAS, effective May 25, 2000, Employee resigned his employment with Employer ("Termination Date").

           C. WHEREAS, Employee has received a final payroll check comprised of 1 accrued vacation day in the gross amount of $769.23, and 9 workdays in the gross amount of $6923.08.

           D. WHEREAS, Employee is in possession of a laptop computer, cellular phone, and Corporate American Express Card No. #3794-246449-21004 ("Amex"), owned by Employer.

           E. WHEREAS, pursuant to that certain Non-Qualified Stock Option Agreement ("Option Agreement") dated as of June 24, 1999, between Employer and Employee, Employee has a 60-day period commencing on the Termination Date in which to exercise stock options for 75,000 shares of Employer's stock at the exercise price of $11.00 per share ("Options"), which 60-day period expires on July 24, 2000 ("Option Exercise Period").

           F. WHEREAS, Employer and Employee desire to discharge one another with respect to any further obligations owed to each other.

WHEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the sufficiency of which is hereby acknowledged, and in further consideration of the mutual covenants and agreements contained herein, Employer and Employee agree as follows:

       1.  RELEASE: Employer and Employee hereby fully release and discharge one
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           another,  including Employer's affiliated entities,  and subsidiaries
           (past and present) and the current or former officers, directors, shareholders, administrators, assigns, agents, employees, attorneys
           and  all   successors  in  interest,   forever,   from  any  and  all
           obligations,   losses,  damages,  debts,   agreements,   liabilities,
           demands, costs, expenses, claims and causes of action, known or unknown, fixed or contingent, of any kind or nature whatsoever ("Claims"), which they ever had, now have or may hereafter have, arising from, concerning or pertaining to Employer's Business and/or the employment relationship between Employer and Employee from the beginning of time to the date of this Release. Except as provided below, Employee shall not have any further involvement in Employer's Business.

           Without limiting the generality of the foregoing, this Release includes any claim under Title VII of the Civil Rights Act of 1964, as amended, and, except as expressly provided otherwise herein, any claim for: severance pay; bonus; sick leave; workers' compensation; holiday pay; vacation pay; life insurance; health, dental or disability benefits; or any other fringe benefit. This Release applies to any rights or claims Employee may have under the Age Discrimination in Employment Act, as amended. Under the requirements of the Older Workers' Benefit Protection Act, Employee has 45 days to consider this Release, while he may accept or reject it in less time than that. Employer urges Employee to use as much of the time as necessary to consider this Release

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           and consult with an attorney in connection therewith.  Employee has 7 days following signature of this Release to revoke it, and this Release shall not become effective or enforceable until expiration of this 7-day revocation period. If Employee opts to revoke this Release, he must contact Gia Honnen Weisdorn, Esq. to advise her of his revocation decision, and Employee must also send a written notice of such revocation decision to Employer.

       2.  ACKNOWLEDGEMENTS/CONSIDERATION:  As consideration for the execution
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           of this Release and performance of its terms and conditions, Employer will provide the following to Employee: (a) An immediate cash payment in the amount of $100,000; and (b) Employer will recommend to its Board of Directors that Employee's Option Exercise Period be extended from 60 days to nine (9) months from the Termination Date (i.e., an extended Option Period expiring on February 24, 2001) ("Extended Option Exercise Period").

           Employee has agreed to accept and hereby acknowledges receipt of Employer checks in the sum of $ 4766.34 (i.e., $6923.08 less applicable withholding) and $65,550 (i.e., 100,000 less applicable withholding of $34,450) as severance and settlement payment including full and complete compensation for all services rendered by Employee to Employer in connection with Employer's Business.

           Employee agrees to cooperate with Employer in connection with winding down any of Employee's unfinished projects. Employee shall fully account to Employer for any of Employer's property currently in Employee's possession or control, and shall return to Employer any such property within 7 days. Employee shall promptly submit any outstanding Amex billings to Employer with proper documentation and shall immediately reimburse Employer for any personal expenses incurred thereon.

       3.  REPRESENTATIONS AND WARRANTIES: Employee hereby represents, warrants
           ------------------------------
           and covenants, that: (i) Employee has not heretofore assigned or transferred or purported to assign or transfer to anyone any claim, demand, action or cause of action based upon or arising out of or pertaining to any of the matters or things released herein; (ii) Employee has the sole, full and lawful authority to release and forever discharge any such claims, demands, actions or causes of action based upon or arising out of or pertaining to any of the matters or things released herein; (iii) Employee has consulted with his own attorney and executed this Release freely and voluntarily;
           (iv) Employee will cooperate with Employer in connection with timely executing any documentation necessary to effectuate the terms of this Release; and (v) this Release shall be binding upon Employee and his respective successors and assigns.

       4.  NO  FURTHER  PAYMENTS  OR  OBLIGATIONS:  Payment  of the sum set
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           forth in Paragraph 2 above shall  constitute  the only sum payable by
           Employer to Employee with respect to this Release, Employer's Business or any Claim. Except for the obligations set forth in this Release, Employer shall have no further obligations to Employee with respect to the employment relationship or Employer's Business. Except as otherwise required by law or provided herein, Employee's salary and benefits will cease as of the Termination Date, and any entitlement he has or might have under any provided benefit program will cease. Nothing herein is intended to limit Employee's right to receive any vested retirement benefit to which he was entitled on the Termination Date. As of the date hereof, Employee waives his right to
           collect  any  Workers'   Compensation  benefits  in  connection  with
           Employer.

       5.  WAIVER:  Employer  and  Employee  intend and agree that this  Release
           ------
           shall forth in be effective as a full and final accord and satisfaction and general release of and from all Claims released and discharged hereunder. In furtherance thereof, Employee acknowledges that Employee is familiar with Section 1542 of the Civil Code of the State of California, which states as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of ex ecuting the release,

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               which  if  known  by  him  must  have  materially   affected  his
               settlement with the debtor."

           The parties are executing this Release voluntarily, and each waives any and all rights Employee has or may have under California Civil Code Section 1542, any successor section to it, and/or any other statute or common law principle of similar effect. In connection with this waiver and the Release, Employee acknowledges that he is aware that he may discover claims presently unknown or unsuspected or facts in addition to or different from those which he now knows or believes to be true with respect to the Claims released and discharged hereunder. Nevertheless, Employer and Employee intend by this Release, and with and upon the advise of such parties' own independently selected counsel, to release fully, finally and forever all Claims released and discharged hereunder. In furtherance of such intention, the releases set forth in this Release shall be and remain in effect as full and complete releases of the Claims released and discharged hereunder notwithstanding the discovery or existence of any such additional or different claims or facts relevant hereto.

       6.  REFRAIN FROM  COMMENCING  LAWSUIT:  Employer  and  Employee  agree to
           ---------------------------------
           forever refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the other party, based on, arising out of or in connection with any obligation, loss, damage, debt, agreement, liability, demand, cost expense, claim or cause of action that is released and discharged hereunder.

       7.  NO ADMISSION OF  LIABILITY:  Employer and Employee  hereby  expressly
           -------------------------
           recognize and agree that the terms and conditions of this Release constitute a settlement of disputed matters and that neither the offer nor the acceptance of the conditions of this Release represent an admission of liability or responsibility on the part of any party hereto.

       8.  PUBLICITY:  Employee  shall  not make or  induce  others  to make any
           ---------
           negative, critical or adverse remarks, whether oral or written, concerning Employer or Employer's Business, nor shall Employee comment publicly or authorize, circulate, publish or otherwise disseminate any news stories, articles or other publicity of any kind relating to the employment relationship, Employer's Business and/or the terms of this Release, except as required by law. If Employee is compelled by law to disclose any matter covered by this Paragraph, Employee shall provide Employer with a copy of any valid subpoena within 2 business days of Employee's receipt thereof and shall notify Employer of the content of any testimony or information to be provided and shall promptly provide Employer with copies of all documents to be produced.

       9.  MISCELLANEOUS:  The scope and  effect of  Employee's  obligations  to
           -------------
           Employer under this Release (collectively, "Employee Obligations") will be as broad as may be permitted under applicable law, and will be ineffective to the extent that it purports to restrict Employee to a greater extent than permitted thereunder. The Employee Obligations are independent of any similar covenants agreed to by Employee and Employer and may be enforced without regard to the enforceability or continued effectiveness of any such other covenants.

      10.  ENTIRE  AGREEMENT:   This  Release,   which  shall  be  construed  in
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           accordance with the laws of the State of California,  constitutes the entire agreement and understanding between the parties in connection with the above matters and supersedes all prior agreements, whether written or oral, in connection therewith.

ACCEPTED AND AGREED:

ROBERT J. VITAMANTE  ("EMPLOYEE")               3DSHOPPING.COM ("EMPLOYER")


By                                               By
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                        Date                          Title             Date

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